SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 21, 2006

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2006 the Registrant (“Mobilepro”) entered into Amendment No. 1 to Convertible Debenture and Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as an exhibit and incorporated herein, to delay until November 15, 2006 weekly payments of $250,000 of principal and interest owed by Mobilepro to Cornell Capital Partners, LP (“Cornell Capital”) under the terms of a 7.75% Secured Convertible Debenture dated June 30, 2006 in the principal amount of $15,149,650 that were to commence on September 1, 2006. Mobilepro and Cornell Capital also amended the Securities Purchase Agreement dated August 28, 2006 to delay the second tranche of financing by Cornell Capital in the amount of $2,350,000 under the Convertible Debenture from December 1, 2006 to February 1, 2007. The terms of the Convertible Debenture and the Securities Purchase Agreement and copies of these agreements were included in the Current Report on Form 8-K filed by Mobilepro on September 6, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2006 Geoff Amend, Senior Vice President and General Counsel of Mobilepro, resigned to pursue other interests. Tammy Martin, now Chief Administrative Officer of Mobilepro and formerly the General Counsel of Davel Communications, Inc., our largest subsidiary in terms of revenues, will assume his duties as General Counsel of Mobilepro. Ms. Martin has been an officer in Mobilepro since November 2004 when we acquired Davel Communications, Inc.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 1 to Convertible Debenture and Securities Purchase Agreement dated September 20, 2006 between Mobilepro Corp. and Cornell Capital Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: September 21, 2006